EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Advanced Energy Industries	China
Advanced Energy Industries (Shenzhen) Co., Ltd. (manufacturing)	China
Advanced Energy Industries AE - Israel Ltd.	Israel
Advanced Energy Industries GmbH	Germany
Advanced Energy Industries Limited	Hong Kong
Advanced Energy Industries U.K. Limited	United Kingdom
Advanced Energy Industries, Inc., Shanghai	China
Advanced Energy Japan K.K	Japan
Advanced Energy Services Pte. Ltd.	Singapore
Advanced Energy Singapore, Pte. Ltd.	Singapore
Advanced Energy Taiwan, Ltd.	Taiwan
Advanced Energy Xi'an Co., Ltd.	China
AE Korea, Ltd.	South Korea
AE Precision Power Products Pvt. Ltd.	India
AE Solar Energy, LLC	Oregon
AEI Canada, Inc.	Canada
AEI Finance GmbH & Co., KG	Germany
AEI Finance Ltd.	Hong Kong
AEI Finance Verwaltungs GmbH	Germany
AEI Global Holdings CV	Netherlands
AEI Global Holdings LLC	Delaware
AEI Holdings, GmbH	Germany
AEI International Holdings CV	Netherlands
AEI Irish Holdings Ltd.	Ireland
AEI Korea Services, Ltd.	South Korea
AEI Power GmbH	Germany
AEI Power India Pvt. Ltd.	India
AEI US Subsidiary, LLC	Delaware
AES Global Holdings PTE Ltd.	Singapore
Ascent Investments Ltd.	United Kingdom
Eclipse MergerSub, Inc.	Delaware
Excelsys Group Ltd.	Ireland
Excelsys Holdings Ltd.	Ireland
Excelsys Technologies Ltd.	Ireland
Fuyogo Limited	Hong Kong
HiTek DB Pension Scheme Trustees Ltd.	England
HiTek Power GmbH	Germany
HiTek Power Ltd.	United Kingdom
HV Investments Ltd.	United Kingdom
LumaSense Equipment India Pvt. Ltd. Co.	India
LumaSense Europe GmbH	Germany
LumaSense Holdings	Cayman Islands
LumaSense International LP	Cayman Islands
LumaSense Sensor GmbH	Germany
LumaSense Technologies A/S	Denmark
LumaSense Technologies B.V.	Netherlands
LumaSense Technologies GmbH	Germany
LumaSense Technologies Holdings, Inc.	Delaware

LumaSense Technologies SARL	France
LumaSense Technologies, Inc.	Delaware
Melbourne Group Ltd.	United Kingdom
Sekidenko, Inc.	Washington
Siren Acquisition Sub, Inc.	New York
Solvix GmbH	Switzerland
Solvix LLC	Colorado
T.J. Acquisition Subsidiary, Inc.	New York
Tamio Limited	Hong Kong
Torrent EMS	New York
Trek Holding Co., Ltd.	Japan
Trek Japan K.K.	Japan
Trek, Inc.	New York
UltraVolt Group, Inc.	Delaware
UltraVolt, Inc.	New York
Wankia Limited	Hong Kong